UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2006

OLD DOMINION ELECTRIC COOPERATIVE

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	000-50039	23-7048405
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4201 Dominion Boulevard, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(804) 747-0592

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We have substantially identical wholesale power contracts with each of our twelve member distribution cooperatives. Under these contracts, we supply each of our member distribution cooperatives with all of their capacity and energy requirements, with limited exceptions, and we charge the same rates to each of these members. Through these rates, we allocate all of our costs among our member distribution cooperatives. See “Old Dominion Electric Cooperative – Member Distribution Cooperatives – Wholesale Power Contracts” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

Northern Virginia Electric Cooperative (“NOVEC”) is our largest member and accounted for approximately 28.7 % of our Class A member revenues for the nine months ended September 30, 2005. Over the past several years, we have had discussions and negotiations with NOVEC about changing the nature of its wholesale power contract from an all-requirements contract to a partial-requirements contract. NOVEC has stated it may bring an action before the Federal Energy Regulatory Commission (“FERC”) or the Virginia State Corporation Commission (“VSCC”) to reform the contract along these terms if we did not reach mutually agreeable modifications to the contract. See “Old Dominion Electric Cooperative—Member Distribution Cooperatives—Wholesale Power Contracts” and “– Northern Virginia Electric Cooperative” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Our board of directors is composed of representatives of our member distribution cooperatives and we must reach consensus among our member distribution cooperatives before any change to any of our wholesale power contracts can be made. Building a consensus for any change is difficult because any change in our rate setting methodology or provisions of service affects various member distribution cooperatives differently.

On January 5, 2006, NOVEC filed a complaint with FERC pursuant to Section 206 of the Federal Power Act seeking reformation of its wholesale power contract. Specifically, NOVEC “seeks to modify its [wholesale power contract] to allow NOVEC the flexibility to acquire power and energy over and above that available from NOVEC’s share of Old Dominion’s existing resources.” NOVEC claims that the wholesale power contract’s terms are no longer just and reasonable or in the public interest because the contract was entered into in 1983 and amended and restated in 1992, prior to an allegedly different era of open transmission access and wholesale power markets. NOVEC stated in the complaint that it would not seek to be relieved of its obligations pertaining to its share of our existing power supply resources. Obligations pertaining to our existing resources include debt service, lease rentals, operation and maintenance expenses, interest coverage requirements and other costs and expenses related to the our electric generating facilities and existing power purchase arrangements.

While we cannot predict the ultimate resolution of this matter, we believe that the wholesale power contract continues to be in the public interest and just and reasonable and that any claim that the wholesale power contract is no longer in the public interest or just and reasonable because of changes in circumstances since the execution of the contract does not meet the threshold required under existing law and judicial precedent for FERC to reform the contract. We intend to vigorously contest NOVEC’s claim and we will not amend or modify the wholesale power contract in any way that could adversely affect our financial condition or that of our other member distribution cooperatives.

A copy of the press release dated January 11, 2006, is attached.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description
10.1	Press release dated January 11, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION ELECTRIC COOPERATIVE
Registrant

Date: January 11, 2006	/s/ Robert L. Kees
Robert L. Kees
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

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